Exhibit 99.1

Natural Health Trends Reports Strong First Quarter 2016 Financial Results

•	Revenue increased 83% year-over-year to $74.3 million

•	Net income of $11.3 million or $0.95 per diluted share

•	Increased quarterly dividend by 20% to $0.06 per share

•	Repurchased $18.3 million of common stock during the quarter

LOS ANGELES – April 27, 2016 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and "quality of life" products under the NHT Global brand, today announced its financial results for the quarter ended March 31, 2016.

First Quarter 2016 Financial Highlights

•	Total revenue increased 83% to $74.3 million, compared to $40.7 million in the first quarter of 2015.

◦	Revenue from the Company’s Hong Kong operations, which represented 92% of total revenue, increased 83% to $68.2 million, compared to $37.3 million in the first quarter of 2015.

◦	Revenue outside of Hong Kong increased 84% to $6.1 million, compared to $3.4 million in the first quarter of 2015.

•	Operating income increased 102% to $14.0 million, compared to $6.9 million in the first quarter of 2015.

•	Net income was $11.3 million, or $0.95 per diluted share, compared to $6.7 million, or $0.54 per diluted share, in the first quarter of 2015.

•
Additional income tax provision of $2.4 million was recognized in the first quarter of 2016 for the expected partial repatriation of overseas profits, resulting in an overall effective tax rate of 19%. Net income, excluding the impact of the additional tax charge, would have been $13.6 million, or $1.15 per diluted share.

•	The number of Active Members[1] increased 10% to 119,800 at March 31, 2016, compared to 109,360 at December 31, 2015 and 62,010 at March 31, 2015.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve month period.

Management Commentary

“Our positive momentum continued with a strong start to 2016,” commented Chris Sharng, President of Natural Health Trends Corp. “The double-digit increase in revenue growth for the quarter was driven by our emphasis on leadership programs, product development and promotional incentives. We believe that these strategies will help drive sustainable growth in our active member base which now consists of 119,800 and growing.”

Mr. Sharng further commented, “During the first quarter, we experienced strong consumer demand for our products. We were pleased to announce that we recently received the United States Department of Agriculture Organic Certification for our top-selling product, Premium Noni JuiceTM. Furthermore, we launched a new product, StemRenuTM, only available to NHT Global through an exclusive licensing arrangement, as well as AquaPur, our new water purifier product in China.”

Balance Sheet and Cash Flow

•	At March 31, 2016, cash and cash equivalents totaled $99.6 million, compared to $104.9 million at December 31, 2015.

•	Net cash provided by operating activities in the first quarter of 2016 was $13.8 million, compared to $16.6 million in the first quarter of 2015.

•
On April 21, 2016, the Company’s Board of Directors declared a quarterly cash dividend of $0.06 per share on outstanding common stock, a 20% increase over the prior quarter dividend, which will be payable on May 20, 2016 to stockholders of record as of May 10, 2016.

•
During the three months ended March 31, 2016, the Company repurchased an additional $18.3 million of its common stock under its existing $70.0 million stock repurchase program. At March 31, 2016, approximately $41.7 million remained available for repurchase.

First Quarter 2016 Financial Results Conference Call

Management will host a conference call to discuss the first quarter 2016 financial results today, Wednesday, April 27, 2016 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, April 27, 2016
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13632555
Webcast:	http://public.viavid.com/index.php?id=118679

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on April 27, 2016 through 11:59 p.m. Eastern Time on May 11, 2016 by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and referencing the replay pin number: 13632555.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, North America, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company's website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption "Risk Factors" in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on March 4, 2016 with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:
Scott Davidson
Senior Vice President and Chief Financial Officer
Natural Health Trends Corp.
Tel: 310-541-0888
scott.davidson@nhtglobal.com

Investors:
Addo Communications
Tel: 310-829-5400
investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$99,631	$104,914
Accounts receivable	88	57
Inventories, net	10,269	10,455
Other current assets	2,324	2,286
Total current assets	112,312	117,712
Property and equipment, net	1,050	894
Goodwill	1,764	1,764
Restricted cash	3,189	3,166
Other assets	621	616
Total assets	$118,936	$124,152
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,019	$2,862
Income taxes payable	3,002	379
Accrued commissions	16,714	19,634
Other accrued expenses	17,644	16,703
Deferred revenue	6,469	4,011
Deferred tax liability	60	60
Amounts held in eWallets	16,691	16,414
Other current liabilities	1,359	1,510
Total current liabilities	63,958	61,573
Long-term incentive	5,650	5,770
Total liabilities	69,608	67,343
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,037	85,963
Retained earnings (accumulated deficit)	1,057	(9,647)
Accumulated other comprehensive loss	(41)	(101)
Treasury stock, at cost	(37,738)	(19,419)
Total stockholders’ equity	49,328	56,809
Total liabilities and stockholders’ equity	$118,936	$124,152

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Net sales	$74,346	$40,709
Cost of sales	14,280	8,930
Gross profit	60,066	31,779
Operating expenses:
Commissions expense	35,086	18,397
Selling, general and administrative expenses	10,904	6,423
Depreciation and amortization	89	41
Total operating expenses	46,079	24,861
Income from operations	13,987	6,918
Other expense, net	(24)	(109)
Income before income taxes	13,963	6,809
Income tax provision	2,683	71
Net income	$11,280	$6,738
Income per common share:
Basic	$0.96	$0.54
Diluted	$0.95	$0.54
Weighted-average number of common shares outstanding:
Basic	11,773	12,453
Diluted	11,817	12,548
Cash dividends declared per common share	$0.05	$0.02

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,280	$6,738
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	89	41
Stock-based compensation	74	15
Changes in assets and liabilities:
Accounts receivable	(29)	(69)
Inventories, net	189	(1,101)
Other current assets	(16)	(259)
Other assets	5	(221)
Accounts payable	(840)	352
Income taxes payable	2,620	(59)
Accrued commissions	(2,923)	(1,419)
Other accrued expenses	925	1,808
Deferred revenue	2,445	7,683
Amounts held in eWallets	280	2,897
Other current liabilities	(157)	212
Long-term incentive	(120)	(62)
Net cash provided by operating activities	13,822	16,556
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(240)	(266)
Net cash used in investing activities	(240)	(266)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock	(18,319)	(1,082)
Dividends paid	(576)	(250)
Net cash used in financing activities	(18,895)	(1,332)
Effect of exchange rates on cash and cash equivalents	30	92
Net (decrease) increase in cash and cash equivalents	(5,283)	15,050
CASH AND CASH EQUIVALENTS, beginning of period	104,914	44,816
CASH AND CASH EQUIVALENTS, end of period	$99,631	$59,866
NON-CASH FINANCING ACTIVITY:
Issuance of treasury stock	$—	$666